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CUSIP NO.  70159Q104               13G                 PAGE 7 OF 8 PAGES

                           EXHIBIT 1 TO SCHEDULE 13G

                                NOVEMBER 7, 1996

  MORGAN  STANLEY  GROUP  INC.  and  MORGAN STANLEY ASSET MANAGEMENT INC.,

hereby  agree  that,  unless  differentiated,  this  Schedule  13G  is  filed on  behalf  of  each of  the  parties.



                    BY:    /s/ Peter A. Nadosy
                           ---------------------------------------
                           Morgan Stanley Asset Management Inc.
                           Peter A. Nadosy/  President

                    BY:    /s/ Edward J. Johnsen
                           ---------------------------------------
                           Morgan Stanley Group Inc.
                           Edward J. Johnsen/ Vice President Morgan
                           Stanley & Co., Incorporated